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Exhibit 23

                        Consent Of Independent Auditors

We consent to the reference to our firm in the following Registration Statements on Form S-8

     No. 333-47165 pertaining to the Precision Tune Stock Option Plan
     No. 333-47167 pertaining to the Precision Tune 1996 Employee Stock Purchase Plan
     No. 333-47169 pertaining to the Precision Auto Care Employee Stock Option Plan
     No. 333-47171 pertaining to the Precision Auto Care, Inc. Director Stock Option Plan
     No. 333-49097 pertaining to the Precision Auto Care 1998 Employee Stock Purchase Plan
     No. 333-85877 pertaining to the Precision Auto Care, Inc. 1998 Outside Directors' Stock Option Plan
     No. 333-85879 pertaining to the Precision Auto Care, Inc. 1999 Employee Stock Option and Restricted Stock Plan

and of our report dated October 8, 1999, with respect to the consolidated financial statements and schedules of Precision Auto Care in the Annual Report (Form 10-K) for the year ended June 30, 1999.

Our audits also included the financial statement schedules of Precision Auto Care, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


Vienna, Virginia                                            Ernst & Young LLP
October 13, 1999